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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 7, 2017 (November 6, 2017)

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5401 Virginia Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(615) 440-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2017, the Board of Directors of Tractor Supply Company (the “Company”) appointed Thomas A. Kingsbury as a new director and he will be a member of both the Audit Committee and the Corporate Governance and Nominating Committee. Mr. Kingsbury’s initial term will expire on the date of the Company’s 2018 Annual Meeting of Stockholders. Mr. Kingsbury qualifies as an independent director within the meaning of the listing standards of the NASDAQ Global Select Market.

There is no arrangement or understanding between Mr. Kingsbury and any other person pursuant to which he was elected as a director. There are no transactions in which Mr. Kingsbury has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On November 6, 2017, the Company issued a press release announcing the appointment of Mr. Kingsbury as a director. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

November 7, 2017	By:	/s/ Kurt D. Barton
Name: Kurt D. Barton
Title: Senior Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 6, 2017.